Exhibit 4.3

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. This warrant must be surrendered to the coMPANY or its transfer agent as a condition precedent to the sale, transfer, pledge or hypothecation of any interest in any of the securities represented hereby.

WARRANT TO PURCHASE SHARES OF CAPITAL STOCK

OF

Q THERAPEUTICS, INC.

Dated as of August 30, 2011

Void after the date specified in Section 8

Warrant to Purchase Shares of Capital Stock (as provided below)

THIS CERTIFIES THAT, for value received, ________________ or his registered assigns (the “Holder”), is entitled, subject to the provisions and upon the terms and conditions set forth herein, to purchase from Q THERAPEUTICS, INC., a Delaware corporation (the “Company”), Shares (as defined below) in the amounts, at such times and at the price per share set forth in Section 1. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein. This Warrant is issued in connection with the transactions described in the Note and Securities Purchase Agreement, dated as of August 30, 2011, by and between the Company and the parties thereto (the “Purchase Agreement”), pursuant to which the original Holder was issued a convertible promissory note (the “Note”) in the principal amount set forth in the Purchase Agreement.

The following is a statement of the rights of the Holder and the conditions to which this Warrant is subject, and to which Holder, by acceptance of this Warrant, agrees:

1. Number and Price of Shares; Exercise Period.

(a) Definition of Shares. “Shares” shall mean the class and series of capital stock issued by the Company to investors in the first Qualified Financing (as defined below) that occurs prior to the expiration of this Warrant. If no Qualified Financing occurs prior to the earlier of (i) the date of exercise of this Warrant or (ii) the expiration of this Warrant, “Shares” shall mean shares of the Company’s Series B Preferred Stock. A “Qualified Financing” is a transaction or series of related transactions pursuant to which the Company issues and sells shares of its capital stock for aggregate gross proceeds of at least $3,000,000 (not including any conversion or cancellation of indebtedness in consideration for the issuance of such capital stock, unless allowed by investors in the Qualified Financing) with the principal purpose of raising capital.

(b) Number of Shares. Subject to any previous exercise of the Warrant, the Holder shall have the right to purchase up to the number of Shares that equals the quotient obtained by dividing (x) the Warrant Coverage Amount (as defined below) by (y) the Exercise Price (as defined below), prior to (or in connection with) the expiration of this Warrant as provided in Section 8.

(c) Warrant Coverage Amount. The Warrant Coverage Amount shall be equal to one hundred percent (100%) of the original principal amount of the Note.

(d) Exercise Price. The exercise price shall be equal to lesser of (a) the price per share of the Shares issued in a Qualified Financing or (b) the Fair Market Value (“FMV”); provided, however, that if no Qualified Financing has occurred on or prior to the date of exercise of this Warrant or the expiration of this Warrant, the exercise price for the Shares subject to this Warrant shall be the FMV. As used herein. FMV shall mean $22.4 million divided by the number of fully diluted (including all common stock, preferred stock, warrants and options) share equivalents outstanding on the date of issuance of this Warrant (the “Exercise Price”).

(e) Exercise Period. This Warrant shall be exercisable, in whole or in part, at any time prior to the expiration of this Warrant as set forth in Section 8.

2. Exercise of the Warrant.

(a) Exercise. The purchase rights represented by this Warrant may be exercised at the election of the Holder, in whole or in part in accordance with Section 1, by:

(i) the tender to the Company at its principal office (or such other office or agency as the Company may designate) of a notice of exercise in the form of Exhibit A (the “Notice of Exercise”), duly completed and executed by or on behalf of the Holder, together with the surrender of this Warrant; and

(ii) the payment to the Company of an amount equal to (x) the Exercise Price multiplied by (y) the number of Shares being purchased, by wire transfer or certified, cashier’s or other check acceptable to the Company and payable to the order of the Company, or a net exercise election as referenced below.

(b) Net Issue Exercise. The Holder may elect to receive a number of Shares equal to the value of this Warrant (or of any portion of this Warrant being canceled) by surrender of this Warrant at the principal office of the Company (or such other office or agency as the Company may designate) together with a properly completed and executed Notice of Exercise reflecting such election, in which event the Company shall issue to the Holder that number of Shares computed using the following formula:

X	=	Y (A – B)
A

Where:

X	=	The number of Shares to be issued to the Holder

Y	=	The number of Shares purchasable under this Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A	=	The fair market value of one Share (at the date of such calculation)

B	=	The Exercise Price (as adjusted to the date of such calculation)

For purposes of the calculation above, the fair market value of one Share shall be determined by the Board of Directors of the Company, acting in good faith; provided, however, that:

(i) where a public market exists for the Company’s common stock at the time of such exercise, the fair market value per Share shall be the product of (x) the average of the closing bid and asked prices of the common stock or the closing price quoted on the national securities exchange on which the common stock is listed as published in the Wall Street Journal, as applicable, for the ten (10) trading day period ending five (5) trading days prior to the date of determination of fair market value and (y) the number of shares of common stock into which each Share is convertible at the time of such exercise, as applicable; and

(ii) if the Warrant is exercised in connection with the Company’s initial public offering of common stock, the fair market value per Share shall be the product of (x) the per share offering price to the public of the Company’s initial public offering and (y) the number of shares of common stock into which each Share is convertible at the time of such exercise, as applicable.

(c) Stock Certificates. The rights under this Warrant shall be deemed to have been exercised and the Shares issuable upon such exercise shall be deemed to have been issued immediately prior to the close of business on the date this Warrant is exercised in accordance with its terms, and the person entitled to receive the Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such Shares as of the close of business on such date. As promptly as reasonably practicable on or after such date, and in any event within thirty (30) days thereafter, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for that number of shares issuable upon such exercise. In the event that the rights under this Warrant are exercised in part and have not expired, the Company shall execute and deliver a new Warrant reflecting the number of Shares that remain subject to this Warrant.

(d) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the rights under this Warrant. In lieu of such fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

(e) Conditional Exercise. The Holder may exercise this Warrant conditioned upon (and effective immediately prior to) consummation of any transaction that would cause the expiration of this Warrant pursuant to Section 8 by so indicating in the notice of exercise.

(f) Reservation of Stock. As soon as reasonably practicable after the determination of the number, type, class and series of capital stock of the Company issuable upon exercise of this Warrant, the Company shall thereafter reserve and keep available from its authorized and unissued shares of such capital stock for the purpose of effecting the exercise of this Warrant such number of shares (and shares of common stock for issuance on conversion of such shares) as shall be sufficient to effect the exercise of the rights under this Warrant; and if at any time the number of authorized but unissued shares of capital stock (and shares of common stock for issuance on conversion of such shares) shall not be sufficient for purposes of the exercise of this Warrant in accordance with its terms and the conversion of the Shares, without limitation of such other remedies as may be available to the Holder, the Company will use reasonable efforts to take such corporate action as may be necessary to increase its authorized and unissued shares of such capital stock (and shares of common stock for issuance on conversion of such shares) to a number of shares as shall be sufficient for such purposes.

(g) Automatic Exercise. Notwithstanding the foregoing, if the Holder fails to exercise this Warrant prior to its expiration for any reason, the Company shall automatically exercise this Warrant, immediately prior to its expiration, on behalf of the Holder pursuant to the net issuance exercise procedures as listed in paragraph 2(b) of this Warrant, and issue the indicated number of shares of Common Stock and deliver the shares to the Holder.

3. Replacement of the Warrant. Subject to the receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at the expense of the Holder shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

4. Transfer of the Warrant.

(a) Warrant Register. The Company shall maintain a register (the “Warrant Register”) containing the name and address of the Holder or Holders. Until this Warrant is transferred on the Warrant Register in accordance herewith, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary. Any Holder of this Warrant (or of any portion of this Warrant) may change its address as shown on the Warrant Register by written notice to the Company requesting a change.

(b) Warrant Agent. The Company may appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 4(a), issuing the Shares or other securities then issuable upon the exercise of the rights under this Warrant, exchanging this Warrant, replacing this Warrant or conducting related activities.

(c) Transferability of the Warrant. Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the “Securities Act”) and limitations on assignments and transfers, including without limitation compliance with the restrictions on transfer set forth in Section 5, title to this Warrant may be transferred by endorsement (by the transferor and the transferee executing the assignment form attached as Exhibit B (the “Assignment Form”)) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

(d) Exchange of the Warrant upon a Transfer. On surrender of this Warrant (and a properly endorsed Assignment Form) for exchange, subject to the provisions of this Warrant with respect to compliance with the Securities Act and limitations on assignments and transfers, the Company shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof, and the Company shall register any such transfer upon the Warrant Register. This Warrant (and the securities issuable upon exercise of the rights under this Warrant) must be surrendered to the Company or its warrant or transfer agent, as applicable, as a condition precedent to the sale, pledge, hypothecation or other transfer of any interest in any of the securities represented hereby.

(e) Taxes. In no event shall the Company be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable.

5. Restrictions on Transfer of the Warrant and Shares; Compliance with Securities Laws. By acceptance of this Warrant, the Holder agrees to comply with the following:

(a) Restrictions on Transfers. Subject to Section 5(b) below, this Warrant may not be transferred or assigned in whole or in part without the Company’s prior written consent (which shall not be unreasonably withheld), and any attempt by Holder to transfer or assign any rights, duties or obligations that arise under this Warrant without such permission shall be void. Any transfer of this Warrant or the Shares or the shares of common stock issuable upon conversion of the Shares (the “Securities”) must be in compliance with all applicable federal and state securities laws. The Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Securities, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Securities subject to, and to be bound by, the terms and conditions set forth in this Warrant to the same extent as if the transferee were the original Holder hereunder, and

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or

(ii) (A) such Holder shall have given prior written notice to the Company of such Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, (B) the transferee shall have confirmed to the satisfaction of the Company in writing, substantially in the form of Exhibit A-1, that the Securities are being acquired (i) solely for the transferee’s own account and not as a nominee for any other party, (ii) for investment and (iii) not with a view toward distribution or resale, and shall have confirmed such other matters related thereto as may be reasonably requested by the Company, and (C) if requested by the Company, such Holder shall have furnished the Company, at the Holder’s expense, with (i) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Securities under the Securities Act or (ii) a “no action” letter from the Securities and Exchange Commission to the effect that the transfer of such Securities without registration will not result in a recommendation by the staff of the Securities and Exchange Commission that action be taken with respect thereto, whereupon such Holder shall be entitled to transfer such Securities in accordance with the terms of the notice delivered by the Holder to the Company. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

(b) Permitted Transfers. Permitted transfers include (i) a transfer not involving a change in beneficial ownership, (ii) transactions involving the distribution without consideration of Securities by any Holder to a parent, subsidiary or other affiliate of a Holder that is a corporation, partnership, limited liability company or other corporate entity, or (iii) a transfer to a family trust or immediate family member effected for estate planning purposes; provided, however, that the Holder shall give written notice to the Company of the Holder’s intention to effect such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition.

(c) Investment Representation Statement. Unless the rights under this Warrant are exercised pursuant to an effective registration statement under the Securities Act that includes the Shares with respect to which the Warrant was exercised, it shall be a condition to any exercise of the rights under this Warrant that the Holder shall have confirmed to the satisfaction of the Company in writing, substantially in the form of Exhibit A-1, that the Shares so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment and not with a view toward distribution or resale and that the Holder shall have confirmed such other matters related thereto as may be reasonably requested by the Company.

(d) Securities Law Legend. The Securities shall (unless otherwise permitted by the provisions of this Warrant) be stamped or imprinted with a legend substantially similar to the following (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS IN ACCORDANCE WITH APPLICABLE REGISTRATION REQUIREMENTS OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. This certificate must be surrendered to the coMPANY or its transfer agent as a condition precedent to the sale, TRANSFER, pledge OR hypothecation of any interest in any of the securities represented hereby.

(e) Not Used.

(f) Instructions Regarding Transfer Restrictions. The Holder consents to the Company making a notation on its records and giving instructions to any transfer agent in order to implement the restrictions on transfer established in this Section 5.

(g) Removal of Legend. The legend referring to federal and state securities laws identified in Section 5(d) stamped on a certificate evidencing the Shares (and the common stock issuable upon conversion thereof) and the stock transfer instructions and record notations with respect to such securities shall be removed and the Company shall issue a certificate without such legend to the holder of such securities if (i) such securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of such securities may be made without registration or qualification.

6. Adjustments. Subject to the expiration of this Warrant pursuant to Section 8, the number and kind of shares purchasable hereunder and the Exercise Price therefor are subject to adjustment from time to time, as follows:

(a) Merger or Reorganization. If at any time there shall be any reorganization, recapitalization, merger or consolidation (a “Reorganization”) involving the Company (other than as otherwise provided for herein or as would cause the expiration of this Warrant under Section 8) in which shares of the Company’s stock are converted into or exchanged for securities, cash or other property, then, as a part of such Reorganization, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, the kind and amount of securities, cash or other property of the successor corporation resulting from such Reorganization, equivalent in value to that which a holder of the Shares deliverable upon exercise of this Warrant would have been entitled in such Reorganization if the right to purchase the Shares hereunder had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the successor corporation) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after such Reorganization to the end that the provisions of this Warrant shall be applicable after the event, as near as reasonably may be, in relation to any shares or other securities deliverable after that event upon the exercise of this Warrant.

(b) Reclassification of Shares. If the securities issuable upon exercise of this Warrant are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization, conversion of all outstanding shares of the relevant class or series (other than as would cause the expiration of this Warrant pursuant to Section 8) or otherwise (other than as otherwise provided for herein) (a “Reclassification”), then, in any such event, in lieu of the number of Shares which the Holder would otherwise have been entitled to receive, the Holder shall have the right thereafter to exercise this Warrant for a number of shares of such other class or classes of stock that a holder of the number of securities deliverable upon exercise of this Warrant immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(c) Subdivisions and Combinations. In the event that the outstanding shares of applicable capital stock are subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the outstanding shares of applicable capital stock are combined (by reclassification or otherwise) into a lesser number of shares of such securities, the number of Shares issuable upon exercise of the rights under this Warrant immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately decreased, and the Exercise Price shall be proportionately increased.

(d) Notice of Adjustments. Upon any adjustment in accordance with this Section 6, the Company shall give notice thereof to the Holder, which notice shall state the event giving rise to the adjustment, the Exercise Price as adjusted and the number of securities or other property purchasable upon the exercise of the rights under this Warrant, setting forth in reasonable detail the method of calculation of each. The Company shall, upon the written request of any Holder, furnish or cause to be furnished to such Holder a certificate setting forth (i) such adjustments, (ii) the Exercise Price at the time in effect and (iii) the number of securities and the amount, if any, of other property that at the time would be received upon exercise of this Warrant.

7. Notification of Certain Events. Prior to the expiration of this Warrant pursuant to Section 8, in the event that the Company shall authorize:

(a) the voluntary liquidation, dissolution or winding up of the Company; or

(b) any transaction resulting in the expiration of this Warrant pursuant to Sections 8(b) or 8(c);

the Company shall send to the Holder of this Warrant at least ten (10) days prior written notice of the expected effective date of any such other event specified in clause (a) or (b) above, as applicable. The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the consent of the Holder of this Warrant.

8. Expiration of the Warrant. This Warrant shall expire and shall no longer be exercisable as of the earlier of:

(a) 11:59 p.m., Mountain time, on August 30, 2018;

(b) (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is a party (including, without limitation, any stock acquisition, reorganization, merger or consolidation, but excluding any sale of stock for capital raising purposes and any transaction effected primarily for purposes of changing the Company’s jurisdiction of incorporation) other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of transactions, as a result of shares in the Company held by such holders prior to such transaction or series of transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity (or if the Company or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent), or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary of the Company; or

(c) Immediately prior to the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act covering the offering and sale of the Company’s common stock.

9. No Rights as a Stockholder. Nothing contained herein shall entitle the Holder to any rights as a stockholder of the Company or to be deemed the holder of any securities that may at any time be issuable on the exercise of the rights hereunder for any purpose nor shall anything contained herein be construed to confer upon the Holder, as such, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or any other rights of a stockholder of the Company until the rights under the Warrant shall have been exercised and the Shares purchasable upon exercise of the rights hereunder shall have become deliverable as provided herein.

10. Representations and Warranties of the Holder. By acceptance of this Warrant, the Holder represents and warrants to the Company as follows:

(a) No Registration. The Holder understands that the Securities have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein or otherwise made pursuant hereto.

(b) Investment Intent. The Holder is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Holder has no present intention of selling, granting any participation in, or otherwise distributing the Securities, nor does it have any contract, undertaking, agreement or arrangement for the same.

(c) Investment Experience. The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company and protecting its own interests.

(d) Speculative Nature of Investment. The Holder understands and acknowledges that the Company has a limited financial and operating history and that its investment in the Company is highly speculative and involves substantial risks. The Holder can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

(e) Access to Data. The Holder has had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Holder believes that it has received all the information that it considers necessary or appropriate for deciding whether to acquire the Securities. The Holder understands that any such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. The Holder acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

(f) Accredited Investor. The Holder is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission and agrees to submit to the Company such further assurances of such status as may be reasonably requested by the Company.

(g) Residency. The residency of the Holder (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the signature page hereto.

(h) Restrictions on Resales. The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “broker’s transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Holder acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Holder wishes to sell the Securities and that, in such event, the Holder may be precluded from selling the Securities under Rule 144 even if the other applicable requirements of Rule 144 have been satisfied. The Holder acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities. The Holder understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

(i) No Public Market. The Holder understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

(j) Brokers and Finders. The Holder has not engaged any brokers, finders or agents in connection with the Securities, and the Company has not incurred nor will incur, directly or indirectly, as a result of any action taken by the Holder, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Securities.

(k) Legal Counsel. The Holder has had the opportunity to review this Warrant, the exhibits and schedules attached hereto and the transactions contemplated by this Warrant with its own legal counsel. The Holder is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by this Warrant.

(l) Tax Advisors. The Holder has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by this Warrant. With respect to such matters, the Holder relies solely on any such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment and the transactions contemplated by this Warrant.

11. Notices. In the event of:

(a) Any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

(b) Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other Person or any consolidation or merger involving the Company;

(c) Any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

(d) Any other Liquidation Transaction (as defined in the Note) of the Company,

the Company will mail to Holder of this Warrant at least twenty (20) days prior to the earliest date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of any dividend, distribution or right and the amount and character of such dividend, distribution or right; and (B) the date on which any reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, winding-up or other Liquidation Transaction is expected to become effective, the material terms thereof and the record date for determining stockholders entitled to vote thereon.

12. Miscellaneous.

(a) Amendments. Any provision of this Warrant may be amended, waived or modified upon the written consent of the Company and the Required Holders (as defined in the Note).

(b) Waivers. No waiver of any single breach or default shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.

(c) Notices. Except as otherwise provided herein, all notices and other communications required or permitted hereunder shall be in writing and shall be faxed or delivered to each party to the facsimile number or its address as shown (i) in the case of the Company, on the signature pages hereof, and (ii) in the case of the Holder, on the records of the Company (or to such other facsimile number or address as the recipient of any notice shall have notified the other parties in writing). All such notices and communications shall be effective (a) when delivered by Federal Express or other overnight courier service of recognized standing; or (b) when delivered by hand, upon delivery; and (c) when faxed, upon confirmation of receipt.

(d) Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.

(e) Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

(f) Severability. If any provision of this Warrant becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Warrant, and such illegal, unenforceable or void provision shall be replaced with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, unenforceable or void provision. The balance of this Warrant shall be enforceable in accordance with its terms.

(g) Arbitration. Any dispute arising under or in connection with any matter of any nature (whether sounding in contract or tort) relating to or arising out of this Agreement, shall be resolved exclusively by arbitration. The arbitration shall be in conformity with and subject to the applicable rules and procedures of the American Arbitration Association. All parties agree to be (1) subject to the jurisdiction and venue of the arbitration in the State of Utah, (2) bound by the decision of the arbitrator as the final decision with respect to the dispute, and (3) subject to the jurisdiction of the District Courts of the State of Utah for the purpose of confirmation and enforcement of any award.

(h) Delaware Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS WARRANT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF DELAWARE AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY THE DELAWARE CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS WARRANT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

(i) Rights and Obligations Survive Exercise of the Warrant. Except as otherwise provided herein, the rights and obligations of the Company and the Holder under this Warrant shall survive exercise of this Warrant.

(j) Entire Agreement. Except as expressly set forth herein, this Warrant (including the exhibits attached hereto) constitutes the entire agreement and understanding of the Company and the Holder with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.

(Signature Page Follows)

The Company and the Holder sign this Warrant as of the date first above written.

COMPANY:

Q THERAPEUTICS , INC.
a Delaware corporation

By:
Name:
Title:

Address:	615 Arapeen Drive, Suite 102
Salt Lake City, UT 84108

AGREED AND ACKNOWLEDGED:

Address:

854 West Chalmers Place

Chicago, IL 60614

[SIGNATURE PAGE TO WARRANT TO PURCHASE SHARES OF CAPITAL STOCK]

EXHIBIT A

NOTICE OF EXERCISE

TO: Q THERAPEUTICS, INC. (the “Company”)

Attention: Chief Financial Officer

(1)	Exercise. The undersigned elects to purchase the following pursuant to the terms of the attached warrant:

Number of shares:

Type of security:

(2)	Method of Exercise. The undersigned elects to exercise the attached warrant pursuant to:

[ ]	A cash payment or cancellation of indebtedness, and tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes.

[ ]	The net issue exercise provisions of Section 2(b) of the attached warrant.

(3)	Conditional Exercise. Is this a conditional exercise pursuant to Section 2(e)

:

[ ] Yes [ ] No

If “Yes,” indicate the applicable condition:

(4)	Stock Certificate. Please issue a certificate or certificates representing the shares in the name of:

[ ]	The undersigned

[ ]	Other—Name:

Address:

A - 1

(5)	Unexercised Portion of the Warrant. Please issue a new warrant for the unexercised portion of the attached warrant in the name of:

[ ]	The undersigned

[ ]	Other—Name:

Address:

[ ]	Not applicable

[Signature page to the Notice of Exercise]

(6)	Investment Intent. The undersigned represents and warrants that the aforesaid shares are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the shares, nor does it have any contract, undertaking, agreement or arrangement for the same, and all representations and warranties of the undersigned set forth in Section 10 of the attached warrant are true and correct as of the date hereof.

(7)	Investment Representation Statement. The undersigned has executed, and delivers herewith, an Investment Representation Statement in a form substantially similar to the form attached to the warrant as Exhibit A-1.

(8)	Consent to Receipt of Electronic Notice. Subject to the limitations set forth in Delaware Corporation Law, the undersigned consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number provided below (or to any other facsimile number for the undersigned in the Company’s records), (ii) electronic mail to the electronic mail address provided below (or to any other electronic mail address for the undersigned in the Company’s records), (iii) posting on an electronic network together with separate notice to the undersigned of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the undersigned. This consent may be revoked by the undersigned by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

(Print name of the warrant holder)

(Signature)

(Name and title of signatory, if applicable)

(Date)

(Fax number)

(Email address)

[Signature page to the Notice of Exercise]

EXHIBIT A-l

INVESTMENT REPRESENTATION STATEMENT

INVESTOR:

COMPANY:	Q THERAPEUTICS, Inc

SECURITIES:	THE WARRANT ISSUED ON AUGUST 30, 2011 (THE “WARRANT”) AND THE SECURITIES ISSUED OR ISSUABLE UPON EXERCISE THEREOF (INCLUDING UPON SUBSEQUENT CONVERSION OF THOSE SECURITIES)

DATE:	____________________________

In connection with the purchase or acquisition of the above-listed Securities, the undersigned Investor represents and warrants to, and agrees with, the Company as follows:

1. No Registration. The Investor understands that the Securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein or otherwise made pursuant hereto.

2. Investment Intent. The Investor is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Investor has no present intention of selling, granting any participation in, or otherwise distributing the Securities, nor does it have any contract, undertaking, agreement or arrangement for the same.

3. Investment Experience. The Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, and has such knowledge and experience in financial or business matters so that it is capable of evaluating the merits and risks of its investment in the Company and protecting its own interests.

4. Speculative Nature of Investment. The Investor understands and acknowledges that the Company has a limited financial and operating history and that its investment in the Company is highly speculative and involves substantial risks. The Investor can bear the economic risk of its investment and is able, without impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

A-1-1

5. Access to Data. The Investor has had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. The Investor believes that it has received all the information that it considers necessary or appropriate for deciding whether to acquire the Securities. The Investor understands that any such discussions, as well as any information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects, but were not necessarily a thorough or exhaustive description. The Investor acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

6. Accredited Investor. The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission and agrees to submit to the Company such further assurances of such status as may be reasonably requested by the Company.

7. Residency. The residency of the Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the signature page hereto.

8. Restrictions on Resales. The Investor acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “broker’s transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable. The Investor acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Investor wishes to sell the Securities and that, in such event, the Investor may be precluded from selling the Securities under Rule 144 even if the other applicable requirements of Rule 144 have been satisfied. The Investor understands and acknowledges that, in the event the applicable requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Securities. The Investor understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for those offers or sales and that those persons and the brokers who participate in the transactions do so at their own risk.

9. No Public Market. The Investor understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

A-1-2

10. Brokers and Finders. The Investor has not engaged any brokers, finders or agents in connection with the Securities, and the Company has not incurred nor will incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Securities.

11. Legal Counsel. The Investor has had the opportunity to review the Warrant, the exhibits and schedules attached thereto and the transactions contemplated by the Warrant with its own legal counsel. The Investor is not relying on any statements or representations of the Company or its agents for legal advice with respect to this investment or the transactions contemplated by the Warrant.

12. Tax Advisors. The Investor has reviewed with its own tax advisors the U.S. federal, state and local and non-U.S. tax consequences of this investment and the transactions contemplated by the Warrant. With respect to such matters, the Investor relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Warrant.

(Signature Page Follows)

A-1-3

The Investor is signing this Investment Representation Statement on the date first written above.

INVESTOR:

(Print name of the investor)

(Signature)

(Name and title of signatory, if applicable)

(Street address)

(City, state and ZIP)

A-1-4

EXHIBIT B

ASSIGNMENT FORM

ASSIGNOR:

COMPANY:	Q THERAPEUTICS, INC.

WARRANT:	THE WARRANT TO PURCHASE SHARES OF CAPITAL STOCK ISSUED ON AUGUST 30, 2011 (THE “WARRANT”)

DATE:	________________________

(1)	Assignment. The undersigned registered holder of the Warrant (“Assignor”) assigns and transfers to the assignee named below (“Assignee”) all of the rights of Assignor under the Warrant, with respect to the number of shares set forth below:

Name of Assignee: _______________________________________________

Address of Assignee: _____________________________________________

Number of Shares Assigned: _______________________________________

and does irrevocably constitute and appoint ______________________ as attorney to make such transfer on the books of Q THERAPEUTICS, INC. maintained for the purpose, with full power of substitution in the premises.

(2)	Obligations of Assignee. Assignee agrees to take and hold the Warrant and any shares of stock to be issued upon exercise of the rights thereunder (and any shares issuable upon conversion thereof) (the “Securities”) subject to, and to be bound by, the terms and conditions set forth in the Warrant to the same extent as if Assignee were the original holder thereof.

(3)	Investment Intent. Assignee represents and warrants that the Securities are being acquired for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and that Assignee has no present intention of selling, granting any participation in, or otherwise distributing the shares, nor does it have any contract, undertaking, agreement or arrangement for the same, and all representations and warranties set forth in Section 10 of the Warrant are true and correct as to Assignee as of the date hereof.

(4)	Investment Representation Statement. Assignee has executed, and delivers herewith, an Investment Representation Statement in a form substantially similar to the form attached to the Warrant as Exhibit A-1.

Assignor and Assignee are signing this Assignment Form on the date first set forth above.

ASSIGNOR	ASSIGNEE

(Print name of Assignor)	(Print name of Assignee)

(Signature of Assignor)	(Signature of Assignee)

(Print name of signatory, if applicable)	(Print name of signatory, if applicable)

(Print title of signatory, if applicable)	(Print title of signatory, if applicable)

Address:	Address: